UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2007

Commission File Number: 000-51755

FITMEDIA INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

7108 – 150A Street, Surrey, British Columbia, Canada V3S 2E2
(Address of principal executive offices)

(604) 723-0954
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement

On August 10, 2007, Fitmedia Inc. entered into a Letter of Intent relating to a potential reverse merger of Biomedic (Shang Hai) Ltd. into Fitmedia. On September 4, 2007, Biomedic gave Fitmedia notice that it would not pursue the merger and that Fitmedia was entitled to retain the $25,000 non refundable deposit.

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2007, Fitmedia Inc. entered into a Letter of Intent (“LOI”) with Timothy Crottey, the President and majority shareholder of Fitmedia , Zhao Shou Ren, Ren Ji Cement Investment Company Limited (“Renji Investment”), Ren Ji Cement Company Limited (“HK Renji”), Anhui Province Runji Cement Company Limited (“Anhui Runji”) (together the “Parties”) relating to a potential reverse merger of Renji Investment, the owner of Ren Ji Cement Company Limited, into Fitmedia. Certain provisions in the LOI are legally binding and others are not.

Material terms of the LOI

Non Binding Provisions:

  Timothy Crottey and Zhao Shou Ren will enter into a stock purchase agreement (“SPA”) which will provide for the sale to Zhao Shou Ren of 18,500,000 restricted common shares of Fitmedia for a purchase price of $540,000.

  The Parties will enter into a share exchange agreement (“SEA”) pursuant to which a) Zhao Shou Ren will transfer to Fitmedia all of the outstanding share capital of Renji Investment and b) Fitmedia will issue to Mr. Zhao Shou Ren 55,000,000 common shares of Fitmedia. The result of the SPA and the SEA when executed is that Zhao Shou Ren will own 73,500,000 shares of Fitmedia’s common stock which is 93% of the outstanding common stock of Fitmedia.

  The Parties shall perform any necessary due diligence relating to the transactions by September 15, 2007.

Binding Provisions:

  The Parties agree to negotiate exclusively with each other as regards the SPA and the SEA and the reverse merger with Fitmedia.

  By September 15, 2007 Fitmedia shall be delivered a non refundable fee of $50,000. The fee is only refundable where a) Fitmedia has delayed or prevented the consummation of the SPA and the SEA by refusing or neglecting to take the necessary actions to complete the transactions; and b) if Zhao Shou Ren or Anhui Runji inform Fitmedia in writing before September 15, 2007 that they are not satisfied with their due diligence review of Fitmedia’s business.

  The LOI may be terminated by a) Fitmedia or Anhui Runji in writing, prior to September 15, 2007, by stating that they are dissatisfied with their due diligence review; b) by any party if the SPA and the SEA are not signed by September 15, 2007; c) by Fitmedia if the purchase price of $490,000, representing the balance of the purchase price for the 18,500,000 Fitmedia shares has not been deposited in an escrow account pending closing of the transactions; and d) by either party if the transactions contemplated by the LOI, namely the SPA and the SEA have not occurred by October 31, 2007 (the “Final Closing Date”).

  The Final Closing Date may be extended for a period of 30 days upon payment of a non- refundable fee to Fitmedia of $60,000. Of this $60,000 fee, only $30,000 shall be creditable to the purchase price. This fee will only be refunded if Anhui Runji and, or Anhui Runji fails to consummate the SPA and the SEA by November 30, 2007 because Fitmedia has delayed or prevented their execution by refusing or neglecting to take the necessary actions to complete the transactions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	LOI dated September 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2007	FITMEDIA INC.
(Registrant)

	By:	/s/Timothy Crottey
President, Chief Executive Officer, Chief
Financial Officer and Principal Accounting
Officer